UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☑	Soliciting Material Pursuant to §240.14a-12

Mariner Energy, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

The following communication was made by Mariner Energy, Inc. to its employees on September 3, 2010 and may be made from time to time.
This e-mail explains:
(A)	how to activate your E*TRADE account,

(B)	what happens to your E*TRADE account upon closing of the pending merger of Mariner Energy, Inc. into a subsidiary of Apache Corporation,

(C)	how your restricted Mariner common stock that vests anytime after the record date to closing will be handled,

(D)	delivery of materials for voting on the merger and electing merger consideration,

(E)	how to move unrestricted securities from the transfer agent to your E*TRADE account,

(F)	how to move securities out of your E*TRADE account to another broker or financial institution,

(G)	how to move cash out of your E*TRADE account, and

(H)	how to move securities out of your E*TRADE account to the stock transfer agent and registrar for those securities.
The record date is the date fixed by Mariner’s board of directors for purposes of determining Mariner stockholders entitled to notice of, and to vote at, the special meeting during which they will vote on the merger. Approximately 10 days before the record date, Mariner plans to publicly announce when the record date will be.
A.	ACTIVATING YOUR E*TRADE ACCOUNT
Your E*TRADE account contains information about your Mariner equity grants (restricted stock and options). The account is personal to you and must be activated by you. When you receive your initial Mariner equity award, E*TRADE generates an e-mail to you at your Mariner e-mail address so that you may activate your account.
If you have not yet activated your E*TRADE account, please see 1 below. If you have lost your password, please see 2 below.
1. If you have NOT activated your E*TRADE account and need a new account activation e-mail to get started, please go to www.etrade.com/activate and click on “Get Started.” You will need your social security number (can use as your account number) and Mariner’s ticker symbol, which is ME. Follow the on-screen prompts to request a new activation code. Alternatively, you can call the Participant Services number below and receive an activation code over the phone.
2. If you HAVE activated your account but forgot your password, please go to www.etrade.com/stockplans and click on “Forgot Your Password?” After confirming personal information tied to your account, you will be prompted to enter a new password.
If you have any problems at E*TRADE’s website or activating your account, please call E*TRADE at (800) 838-0908.

B.	YOUR E*TRADE ACCOUNT AFTER THE MERGER
Once the pending merger closes, E*TRADE advises that your stock plan account will be converted to a retail account and you no longer will be able to view detailed information that currently appears in your stock plan account. Accordingly, before closing, you may wish to log into your stock plan account and print out information pertaining to your grants, vestings, and taxes.
C.	RESTRICTED MARINER STOCK VESTING AFTER THE RECORD DATE
Usually, when you receive a restricted stock grant under Mariner’s stock incentive plan, grant information appears in your E*TRADE account but the stock itself is held “of record” in your name at Mariner’s stock transfer agent and registrar, Continental Stock Transfer & Trust Company. When your restricted stock vests, Continental moves it to your E*TRADE account, net of any shares withheld for taxes. However, shares of restricted Mariner common stock which vest anytime after the record date to closing will remain in your name at Continental, net of any shares withheld for taxes. Upon the merger, these net vested shares will be converted into your merger consideration which will be held of record in your name at Wells Fargo Bank, N.A., the stock transfer agent and registrar for Apache Corporation. Accordingly, after the merger, some of your merger consideration in respect of your Mariner shares may be held at E*TRADE (or other institution(s) to which you may have moved it) and some may be held at Wells Fargo.
D.	VOTING ON THE MERGER AND ELECTING MERGER CONSIDERATION
The proxy materials to vote your Mariner shares on the merger and the materials to elect your merger consideration (cash and/or Apache common stock, subject to proration) for your Mariner shares will be mailed at about the same time but in separate packages. Please remember that if you desire to act in respect of all of your shares of Mariner common stock, you must properly complete and return all proxy and election materials that you receive. For those of your Mariner shares in respect of which you do not elect the type or types of merger consideration that you desire, you will receive a fixed ratio of cash and Apache common stock as more fully described in the proxy and election materials that you receive.
Instructions for Mariner Stock Held at E*TRADE
You will receive from E*TRADE, and return as instructed, proxy materials for voting your Mariner stock held at E*TRADE as of the record date.
You also will receive from E*TRADE, and return as instructed, materials to elect your merger consideration for your Mariner stock held at E*TRADE as of the record date. Your merger consideration in respect of those shares will be available in your E*TRADE account as soon as administratively practicable, which is estimated to be approximately seven to 10 business days after the merger. E*TRADE has advised that it will charge you a reorganization fee of $30 if you elect the type or types of merger consideration you desire for your Mariner shares and $20 if you make no such elections.
Instructions for Mariner Stock Held at Continental
You will receive from, and return to, Continental proxy materials for voting your Mariner stock held at Continental as of the record date.
You will receive from, and return to, Wells Fargo materials to elect your merger consideration for your Mariner stock held at Continental as of the record date. Your merger consideration in respect of those shares will be available as soon as administratively practicable, which is estimated to be approximately seven to 10 business days after the merger. Wells Fargo will mail to you any cash included in your merger consideration. Wells Fargo also will mail you a statement of any Apache shares included in your merger consideration. You can use this statement with E*TRADE or any other broker or financial institution to have these shares transferred to your account with that broker or institution.

E.	MOVING SECURITIES FROM THE TRANSFER AGENT TO YOUR E*TRADE ACCOUNT
E*Trade advises that unrestricted securities may be moved from the transfer agent to your E*TRADE account as follows:
“First, obtain a statement of ownership and accompany that with the E*TRADE Transfer Form. It can located on www.etrade.com >> “Forms and Applications” >> “Sort by Account Type,” click on “View Descriptions” beside the aforementioned header. The form is in PDF Format. Please note that the “Forms and Applications” link is at the bottom of the home page. E*TRADE does not charge a fee for incoming transfers.”
F.	MOVING SECURITIES OUT OF YOUR E*TRADE ACCOUNT TO ANOTHER BROKER OR FINANCIAL INSTITUTION
E*TRADE advises that to move securities to another broker or financial institution:
“E*TRADE allows Stock Plan Participants to request a DTC transfer of their shares out. Participants will need to draft a signed/dated letter that includes the following information:
* Account Name
* Account Number
* Ticker Symbol
* Quantity
* Contra-broker Name
* Contra-Account Number
* DTC #
On www.etrade.com >> “Forms and Applications” there is a link to the E*TRADE Fax Cover Sheet. Fill this out and fax it along with your DTC request to 866-650-0003. It is advisable that you follow up your fax with a call to Participant Services (800-838-0908).
DTC Transfers take approximately three (3) to five (5) business days to complete assuming that the documents are in good order.
Stock Plan Participants can avoid a cost for outgoing transfers if they perform a DTC Transfer as stated above. However, should they initiate the transfer with an outside firm they may subject themselves to a $45 partial transfer or $60 full transfer fee. Therefore, it is important that they submit the DTC request with E*TRADE.”
G.	MOVING CASH OUT OF YOUR E*TRADE ACCOUNT
With respect to cash in your E*TRADE account, E*TRADE advises of “four different withdrawal methods:
•	Request a Check

•	Request a Wire Transfer

•	Request a Debit Card

•	Transfer Funds (ACH Transfer)
When logged into your E*TRADE account, you can click on the “Online Service Center” at the top right of the etrade.com page. Therein, on the right hand column entitled “Manage Your Cash” you will see links for the aforementioned items.”
The following link will take you to the Help Center Article “Withdraw Money and Assets”:
https://us.etrade.com/e/t/estation/help?id=1903000000

H.	MOVING SECURITIES OUT OF YOUR E*TRADE ACCOUNT TO THE TRANSFER AGENT
E*TRADE advises that to move securities to the transfer agent (note that Mariner’s common stock is eligible for the Direct Registration System (DRS)):
“Instructions on how Participants can perform a DRS transfer to the Transfer Agent.
1.	While logged into www.etrade.com, click on “Online Service Center” and locate the “Request a Stock Certificate” link under the “Service Your Accounts” section.

2.	Select the account with the shares from the pull down menu.

3.	Indicate the number of shares for each company that you would like to register electronically with the transfer agent through direct registration. All requests will default to direct registration with the transfer agent for all DRS eligible securities. There is no charge for direct registration via DRS.

E*TRADE will charge fees if a paper stock certificate must be issued ($75 per domestic certificate and $250 per international certificate).

4.	Review and confirm the details of the request.

5.	The transfer agent will send the Participant a statement of ownership in place of issuing a paper certificate.

6.	Direct registration and paper certificate requests will be processed manually by the E*TRADE Stock Transfer Department. If shares are to be registered electronically it will take approximately 3-5 business days. If paper certificates are sent, in lieu of direct registration, it may take up to six weeks.”
Additional Information
     In connection with the Merger, Mariner and Apache will file a definitive proxy statement/prospectus and other documents with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE URGED TO CAREFULLY READ THE DEFINITIVE PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION REGARDING MARINER, APACHE, AND THE MERGER.
     A definitive proxy statement/prospectus will be sent to stockholders of Mariner seeking their approval of the Merger. Investors and security holders may obtain a free copy of the definitive proxy statement/prospectus (when available) and other documents filed by Mariner and Apache with the SEC at the SEC’s website, www.sec.gov. Copies of the documents filed with the SEC by Mariner will be available free of charge on Mariner’s website at www.mariner-energy.com under the tab “Investor Information” or by contacting Mariner’s Investor Relations Department at 713-954-5558. Copies of the documents filed with the SEC by Apache will be available free of charge on Apache’s website at www.apachecorp.com under the tab “Investors” or by contacting Apache’s Investor Relations Department at 713-296-6000. You may also read and copy any reports, statements and other information filed with the SEC at the SEC public reference room at 100 F Street N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at (800) 732-0330 or visit the SEC’s website for further information on its public reference room.
Participants in Solicitation
     Mariner, its directors, executive officers and certain members of management and employees may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies from stockholders of Mariner in connection with the Merger. Information concerning the interests of the persons who may be “participants” in the solicitation will be set forth in the definitive proxy statement/prospectus (when available). Information concerning beneficial ownership of Mariner stock by its directors and certain executive officers is included in its proxy statement dated March 29, 2010 and subsequent statements of changes in beneficial ownership on file with the SEC.
     Apache, its directors, executive officers and certain members of management and employees may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies from stockholders of Mariner in connection with the Merger. Information concerning the interests of the persons who may be “participants” in the solicitation will be set forth in the definitive proxy statement/prospectus (when available). Information concerning beneficial ownership of Apache stock by its directors and certain executive officers is included in its proxy statement dated March 31, 2010 and subsequent statements of changes in beneficial ownership on file with the SEC.

Forward-Looking Statements
     This communication contains “forward-looking statements” that involve significant risks and uncertainties. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including: statements regarding the anticipated timing of filings and approvals relating to the Merger; statements regarding the expected timing of the completion of the Merger; statements regarding the ability to complete the Merger considering the various closing conditions; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Investors and security holders are cautioned not to place undue reliance on these forward-looking statements. Actual results could differ materially from those currently anticipated due to a number of risks and uncertainties. Risks and uncertainties that could cause results to differ from expectations include, among others: the possibility that one or more closing conditions for the Merger may not be satisfied or waived, including the failure to obtain the requisite approval of Mariner’s stockholders or the possibility that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the Merger; the effects of disruption from the Merger making it more difficult to maintain relationships with employees, business partners or governmental entities; other business effects, including the effects of industry, economic or political conditions outside of the control of Mariner or Apache; and other risks and uncertainties discussed in documents filed with the SEC by Mariner and Apache.